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                                                               EXHIBIT 15
                                                               -----------



May 11, 2001



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

Commissioners:

We are aware that our report dated May 8 , 2001 on our review of interim financial information of Honeywell International Inc. (the "Company") as of and for the period ended March 31, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Registration Statements on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410,
33-58347,  333-57509, 333-57515, 333-57517, 333-57519, 333-
83511, 333-88141, 333-31370, 333-34764,  333-49280, 333-
57866, 333-57868 and 333-57870 ), on Forms S-3 (Nos. 33-
14071, 33-55425, 333-22355,  333-49455, 333-68847, 333-
74075, 333-34760 and 333-45466) and on Form S-4 (No. 333-82049)
and in General Electric Company's Registration Statement on Form S-4, dated December 4, 2000.

Very truly yours,



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP